POWER OF ATTORNEY

               The undersigned directors and officers of TEMPLETON GROWTH FUND, INC., a Maryland corporation (the “Registrant”), hereby appoint CRAIG S. TYLE, ALISON E. BAUR, KIMBERLY H. NOVOTNY, LORI A. WEBER, BRUCE G. LETO, ALISON M. FULLER, KRISTIN H. IVES, and MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of the Templeton Global Opportunities Trust, an open-end management investment company, with and into the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

               This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

               The undersigned directors and officers hereby execute this Power of Attorney as of the 27th day of  February, 2018.

/s/NORMAN J. BOERSMA

Norman J. Boersma, President and Chief Executive Officer –  Investment Management

/s/HARRIS J. ASHTON_________________

Harris J. Ashton, Director

/s/ANN TORRE BATES

Ann Torre Bates, Director

/s/MARY C. CHOKSI

Mary C. Choksi, Director

/s/EDITH E. HOLIDAY

Edith E. Holiday, Director

/s/GREGORY E. JOHNSON

Gregory E. Johnson, Director

/s/RUPERT H. JOHNSON, JR.

Rupert H. Johnson, Jr., Director

/s/J. MICHAEL LUTTIG

J. Michael Luttig, Director

/s/DAVID W. NIEMIEC

David W. Niemiec, Director

/s/LARRY D. THOMPSON

Larry D. Thompson, Director

/s/CONSTANTINE D. TSERETOPOULOS

Constantine D. Tseretopoulos, Director

/s/ROBERT E. WADE

Robert E. Wade, Director

/s/MATTHEW T. HINKLE

Matthew T. Hinkle, Chief Executive Officer – Finance and Administration

/s/ROBERT G. KUBILIS

Robert G. Kubilis, Chief Financial Officer, Chief Accounting Officer and Treasurer

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